Exhibit 21
CONSOLIDATED SUBSIDIARIES OF THE ANDERSONS, INC.

Place of
Subsidiary	Organization

The Andersons Ag Software, Inc.	Ohio
The Andersons Agriculture Group, L.P.	Ohio
The Andersons AgVantage Agency, LLC	Ohio
The Andersons ALACO Lawn, Inc.	Alabama
The Andersons Ethanol Investment, LLC	Ohio
The Andersons Lawn Fertilizer Division, Inc.	Ohio
The Andersons Rail Operating I, LLC	Ohio
The Andersons Inc. Charitable Foundation	Ohio
The Andersons ECO Services LLC	Ohio
The Andersons Ethanol Champaign LLC	Ohio
The Andersons Ethanol Investment II LLC	Ohio
The Andersons Farm Development LLC	Ohio
ASC Mineral Processing Company	Delaware
Cap Acquire LLC	Delaware
Cap Acquire Canada ULC	Nova Scotia
Cap Acquire Mexico S. de R.L. de C.V.	Mexico
CARCAT ULC	Nova Scotia
Douglass Fertilizer & Chemical, Inc.	Florida
Liqui Fert Corporation	Puerto Rico
Metamora Commodity Company Incorporated	Ohio
Mineral Processing Company	Ohio
NARCAT LLC	Delaware
NARCAT Mexico S. De R.L. de C.V.	Mexico
NuRail USA LLC	Ohio
NuRail Canada ULC	Nova Scotia
TAI Holdings, Inc.	Michigan
TOP CAT Holding Co.	Delaware

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